SCHEDULE 14A
                                (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14A INFORMATION
                   PROXY STATEMENT PURSUANT TO SECTION 14(a)
                     OF THE SECURITIES EXCHANGE ACT OF 1934
                              (AMENDMENT NO.______)

Filed by the Registrant   [X]
Filed by a party other than the Registrant [  ]

Check the appropriate box:

        [   ] Preliminary Proxy Statement
        [   ] Confidential, for Use of the Commission Only (as permitted by
              Rule 14a-6(e)(2))
        [ X ] Definitive Proxy Statement
        [   ] Definitive Additional Materials
        [   ] Soliciting Material Pursuant to Sec. 240.14a-11(c) or Sec.
              240.14a-12

                                  CBRL Group, Inc.
----------------------------------------------------------------------------
                 (Name of Registrant as Specified in its Charter)


----------------------------------------------------------------------------
                  (Name of Person(s) Filing Proxy Statement, if
                             other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

        [ X ] No fee required
        [   ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
              and 0-11.

              (1) Title of each class of securities to which transaction applies:
              (2) Aggregate number of securities to which transaction applies:
              (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
              (4)  Proposed maximum aggregate value of transaction:
              (5)  Total fee paid:

        [   ] Fee paid previously with preliminary materials
        [   ] Check box if any part of the fee is offset as provided by
              Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

             (1) Amount Previously Paid:
             (2) Form, Schedule or Registration Statement No.:
             (3) Filing Party:
             (4) Date Filed:


                               [CBRL LOGO]






                            305 Hartmann Drive
                         Lebanon, Tennessee  37087


Dear Shareholder:

         The Proxy Statement for our 2000 Annual Meeting of Shareholders and our 2000 Annual Report are enclosed with this letter. We hope you find them interesting and useful in assessing the state of your company.

         As is our tradition, the Annual Meeting will be held on Tuesday, November 21, 2000, at 10:00 a.m. Central Time, at our offices at 305 Hartmann Drive, Lebanon, Tennessee 37087, and you are most welcome to attend.

         At this year's meeting, you will have an opportunity to vote on the election of 12 directors, and to approve the selection of Deloitte & Touche LLP as the Company's independent auditors. I will discuss the Company and its performance during the past fiscal year, particularly commenting on the results of business operations of Cracker Barrel Old Country Store and our other subsidiaries. Our auditors will also be available at the meeting and we will try to answer your appropriate questions as best we can following my report.

         Your interest in our Company and your vote are very important to us, so please review the Proxy Statement and our Annual Report in detail and return your proxy card as soon as possible. We all look forward to having your vote represented at the Annual Meeting, and for those of you who plan to visit with us in person at the Annual Meeting, please have a safe trip.



                             Sincerely,

                             /s/ Dan W. Evins

                             Dan W. Evins
October 25, 2000             Chairman and Chief Executive Officer


                             CBRL GROUP, INC.
                            305 HARTMANN DRIVE
                         LEBANON, TENNESSEE 37087

                  NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                  TO BE HELD ON TUESDAY, NOVEMBER 21, 2000

To our Shareholders:

         You are invited to attend the Annual Meeting of Shareholders of CBRL Group, Inc. (the "Company") which will be held on Tuesday, November 21, 2000 at 10:00 a.m., Central Time, at our offices located at 305 Hartmann Drive, Lebanon, Tennessee 37087.

         The Annual Meeting is being held for the following purposes:

         1. to elect 12 directors to serve on the Board of Directors for one year, until the next annual meeting of shareholders; and

         2. to approve the selection of Deloitte & Touche LLP as the Company's independent auditors for fiscal year 2001.

         The Shareholders will also transact any other business properly brought before the meeting or any adjournment of the meeting. You should carefully review the accompanying Proxy Statement for a more complete discussion of matters to be acted upon at the Annual Meeting.

         The Board of Directors has chosen September 29, 2000, at close of business, as the record date for the meeting. As a shareholder on that date, you are entitled to notice of, and you have the right to vote at, the Annual Meeting and any adjournment of that meeting.

                            By Order of the Board of Directors



Lebanon, Tennessee          James F. Blackstock
October 25, 2000            Secretary


YOUR VOTE IS VERY IMPORTANT. TO ENSURE YOUR REPRESENTATION, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE POSTAGE-PAID RETURN ENVELOPE. IF YOU LATER WISH TO REVOKE YOUR PROXY, YOU MAY DO SO AT ANY TIME BEFORE IT IS VOTED BY FOLLOWING THE INSTRUCTIONS IN THE ACCOMPANYING PROXY STATEMENT. IF YOU HAVE ANY QUESTIONS OR NEED ANY HELP IN VOTING YOUR SHARES, PLEASE TELEPHONE JAMES
F. BLACKSTOCK, THE CORPORATE SECRETARY, AT 615.444.5533.

                             CBRL GROUP, INC.
                            305 HARTMANN DRIVE
                         LEBANON, TENNESSEE 37087

                            October 25, 2000


                             PROXY STATEMENT
                  FOR 2000 ANNUAL MEETING OF SHAREHOLDERS
                     TO BE HELD ON NOVEMBER 21, 2000
                     -------------------------------


GENERAL INFORMATION

         This is the Proxy Statement of CBRL Group, Inc. (the "Company") for the Annual Meeting of Shareholders to be held on Tuesday, November 21, 2000. This Proxy Statement is sent to holders of Company, $0.01 per share par value, common stock (the "Common Stock") in connection with the solicitation of proxies by the Company Board of Directors for use at the Annual Meeting at which shareholders will consider and vote upon: (i) the election of 12 directors; (ii) the approval of the appointment of auditors; and (iii) any other business that properly comes before the meeting or any adjournment of the meeting. Each copy of this Proxy Statement mailed to Company shareholders is accompanied by a form of proxy card for use at the Annual Meeting.

         The Company is the parent of the following wholly-owned subsidiaries:
Cracker Barrel Old Country Store, Inc. and Logan's Roadhouse, Inc. Each of the subsidiaries is a Tennessee corporation. Through Cracker Barrel Old Country Store, Inc., the Company also owns a number of related operating companies and CPM Merger Corporation which operates the Carmine Giardini's Gourmet Market and Italian restaurant business in Florida. The Company conducts its business from offices located at 106 Castle Heights Avenue
North, and at 305 Hartmann Drive, Lebanon, Tennessee 37087, telephone number
615.444.5533. The Common Stock is traded and quoted on the Nasdaq National Market System under the symbol "CBRL."

         We have tried to make this Proxy Statement simple and easy to understand. The Securities and Exchange Commission ("SEC") encourages companies to use "plain English" and we will always try to communicate with you clearly and effectively.

         This Proxy Statement, the attached notice and the enclosed proxy card are first being mailed to shareholders of the Company on or about October 25, 2000.

DATE, TIME AND PLACE OF ANNUAL MEETING

         The Annual Meeting will be held at offices of the Company at 305 Hartmann Drive, Lebanon, Tennessee, at 10:00 a.m. Central Time, on Tuesday, November 21, 2000.



WHO IS ENTITLED TO VOTE?

         Each of the 56,701,849 shares of Common Stock outstanding at the close of business on September 29, 2000, the record date for the Annual Meeting (the "Record Date"), is entitled to one vote on all matters coming before the meeting. Only shareholders of record on the books of the Company at the Record Date are entitled to notice of and to vote at the meeting.

VOTING REQUIREMENTS

         A quorum must be present at the meeting for any business to be conducted. A quorum exists when the holders of a majority of the 56,701,849 shares of Common Stock outstanding on the Record Date are present at the meeting, in person or by proxy. Abstentions and broker non-votes will be counted as present for purposes of determining the existence of a quorum.

         Directors are elected by a plurality of the votes cast by the shareholders represented and entitled to vote at the Annual Meeting. Abstentions and broker non-votes will not be considered votes cast and will have no effect in determining if a director receives a plurality of the votes cast.

         Every other proposal submitted to the shareholders shall be approved if the votes cast for the proposal exceed the votes cast against it. Abstentions from voting on issues other than the election of directors will not be considered votes cast.

BROKER VOTES

         If you are the beneficial owner of shares held in "street name" by a broker, your broker is the record holder of the shares, however the broker is required to vote those shares in accordance with your instructions. If you do not give instructions to your broker, your broker may vote the shares with respect to "discretionary" items, routine matters like uncontested elections of directors and the appointment of auditors, but the broker may not vote your shares with respect to "non-discretionary" items like shareholder proposals or mergers and acquisitions. In the case of non-discretionary items, the affected shares will be treated as "broker non-votes." To avoid giving them the effect of negative votes, broker non-votes are disregarded for the purpose of determining the total number of votes cast or entitled to vote with respect to a proposal.

WHAT AM I VOTING ON?

         You will be voting on the following matters:

         (1)     to elect 12 directors; and

         (2) to approve the selection of Deloitte & Touche, LLP as the Company's independent auditors.


                                    2

HOW DO I VOTE?

         In addition to voting in person, you have 3 voting options. You may vote your shares of Common Stock:

         (1) for shares held in a broker's name, over the Internet at the address shown on your proxy card (if you have access to the Internet, we encourage you to vote in this manner);

         (2) for shares held in a broker's name, by telephone through the number shown on your proxy card; or

         (3) by completing, signing and returning the enclosed proxy card in the postage-paid envelope.

         If you hold your shares in the name of a bank or broker, the availability of telephone and Internet voting depends on their voting processes. If you hold shares directly in your name, you must vote using the proxy card. Please follow the directions on your proxy card carefully.

CAN I VOTE IN PERSON AT THE ANNUAL MEETING?

         Yes. You may vote your shares at the meeting if you attend in person. In order to assist us in tabulating votes at the Annual Meeting, however, we encourage you to vote by proxy even if you plan to be present at the Annual Meeting.

PROXIES AND COSTS OF SOLICITATION

         The shares represented by all properly signed proxies received by the Company will be voted as instructed. Each proxy which does not contain specific instructions from the shareholder will be voted: "FOR" all of the directors nominated; and "FOR" the approval of Deloitte & Touche LLP as the Company's independent auditors for fiscal year 2001.

         The Company will pay the costs of soliciting proxies, including the expenses of preparing, assembling and mailing this Proxy Statement. The solicitation will be made by mail, and may also be made by the Company's officers or employees personally or by telephone or telegram. No officers or employees of the Company will receive additional compensation for soliciting proxies. The Company retains Corporate Communications, Inc., 523 Third Avenue South, Nashville, Tennessee to assist in the management of the Company's investor relations and other shareholder communications issues. Corporate Communications, Inc. receives a fee of approximately $2,000 per month, plus reimbursement of out-of-pocket expenses. As part of its duties, Corporate Communications, Inc. assists in the solicitation of proxies. The Company may also reimburse brokers, custodians and nominees for their expenses in sending proxies and proxy material to beneficial owners.



                                   3

         The Company will employ an independent company to receive and tabulate the proxies, and independent inspectors of election will certify the results. The Company also will continue its practice of keeping the votes of all shareholders confidential. Shareholder votes will not be disclosed to Company directors, officers, employees or agents, except (i) to allow the independent inspectors of election to certify the results, (ii) as necessary to meet applicable legal requirements and to assert or defend claims for or against the Company, (iii) in case of a contested proxy solicitation, or (iv) when a shareholder makes a written comment on the proxy card or otherwise communicates the vote to management.

CAN I CHANGE MY MIND AND REVOKE MY PROXY?

         A shareholder of record who signs and returns a proxy card may revoke that proxy at any time before the designated proxy holder votes, by attending the Annual Meeting and choosing to vote in person, by filing with the Company Secretary a written revocation or by duly executing a written proxy with a later date. Unless the proxy is duly revoked, the shares represented by the proxy will be voted at the Annual Meeting.

WHAT IF I RECEIVE MORE THAN ONE PROXY CARD?

         Multiple proxy cards mean that you have more than one account with brokers or our transfer agent. Please vote all of your shares. We also recommend that you contact your broker and our transfer agent to consolidate as many accounts as possible under the same name and address. Our transfer agent is SunTrust Bank-Atlanta, and it may be reached at 1.800.568.3476.


                    PROPOSAL 1 -- ELECTION OF DIRECTORS

THE BOARD OF DIRECTORS

         The Company's Bylaws provide that the Board of Directors must consist of not less than 5 directors, and a majority of the Board of Directors is empowered to establish the size of the Board. The Board of Directors has established Board size at 12 directors. Accordingly, proxies cannot be voted for more than 12 nominees.

         The terms of all 12 present directors will expire upon the election of new directors at the Annual Meeting. The Board of Directors proposes the election of the nominees listed below to serve until the next Annual Meeting and until their successors are duly elected and have commenced serving. All the nominees are presently directors of the Company who were elected at the 1999 annual meeting held on November 23, 1999.

         Unless contrary written instructions are received, it is intended that the shares represented by proxies solicited by the Board of Directors will be voted for the election of all named nominees as directors. If for any reason any nominee is unable to serve, the persons named in the proxy have advised that they will vote for a substitute nominee as proposed by the Company's Board of Directors. Each nominee has consented to act as a director, if elected, and the Board of Directors has no reason to expect that any nominee


                                    4

will fail to be a candidate at the meeting. Therefore, it is not presently considering any substitute nominees. The following information relating to the 12 nominees has been furnished to the Company by the named individuals.

         Directors are elected by a plurality of the votes cast by the shares entitled to vote in the election at the Annual Meeting. THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE NOMINEES LISTED BELOW. PROXIES, UNLESS THEY CONTAIN CONTRARY WRITTEN INSTRUCTIONS, WILL BE VOTED "FOR" THE LISTED NOMINEES.


NAME, AGE, POSITION WITH      FIRST BECAME      BUSINESS EXPERIENCE DURING THE PAST FIVE
THE COMPANY                   A DIRECTOR        YEARS
------------------------      ------------      ----------------------------------------

JAMES C. BRADSHAW, 69         1970              Practicing physician, Lebanon, Tennessee
Director

ROBERT V. DALE, 63            1986              Retired; President of Windy Hill Pet Food
Director                                        Company, Nashville, Tennessee from March
                                                1995 until the sale of the company in July 1998;
                                                Partner in PFB Partnership, Nashville,
                                                Tennessee from August 1994 to March 1995;
                                                President of Martha White Foods, Inc.,
                                                Nashville, Tennessee from October 1985 to
                                                August 1994

DAN W. EVINS, 65                1970            Chairman, President (to July 2000) and Chief
Director, Chairman and Chief                    Executive Officer of the Company; Chairman
Executive Officer                               and Chief Executive Officer from August 1995
                                                to April 1999; Chairman, President and CEO of
                                                the Company from 1970 until August 1995;
                                                Member of Board of Directors of Clayton
                                                Homes, Inc.

EDGAR W. EVINS, 68            1970              Retired in June 1987; President, DeKalb County
Director                                        Bank and Trust Company, Alexandria,
                                                Tennesseee from 1958 until June 1987

ROBERT C. HILTON, 63          1981              President of Autumn Capital, Nashville,
Director                                        Tennessee since August 1999; Chairman,
                                                President and CEO of Home Technology
                                                Healthcare, Inc., Nashville, Tennessee from
                                                October 1991 to August 1999

CHARLES E. JONES, JR., 55     1981              President, Corporate Communications, Inc., an
Director                                        investor/shareholder communications and public
                                                relations firm, Nashville, Tennessee



                                   5

CHARLES T. LOWE, JR., 68      1970              Property developer and investor; owner and
Director                                        principal in privately-held yacht construction
                                                and sales companies and warehouse company;
                                                Retired in 1993 as President of Travel World,
                                                Inc., a travel agency, Lebanon, Tennessee

B. F. "JACK" LOWERY, 63       1971              Attorney; President and Chairman, LoJac
Director                                        Companies, an asphalt paving, highway
                                                construction and building materials supplier and
                                                contractor, Lebanon, Tennessee

GORDON L. MILLER, 66          1974              Dentist, Lebanon, Tennessee
Director

MARTHA M. MITCHELL, 60        1993              Senior Vice President (since January 1987) and
Director                                        Partner (since January 1993) of Fleishman-
                                                Hillard, Inc., an international communications
                                                consulting and public relations firm, St. Louis,
                                                Missouri

JIMMIE D. WHITE, 59           1993              Retired on December 11, 1995; Senior Vice
Director                                        President -Finance and Chief Financial Officer
                                                of the Company from 1985 to 1995

MICHAEL A. WOODHOUSE, 55      1999              President and Chief Operating Officer of the
Director, President and Chief                   Company since July, 2000; Executive Vice
Operating Officer                               President and Chief Operating Officer of the
                                                Company July, 1999 - July, 2000.  Senior Vice
                                                President and Chief Financial Officer of the
                                                Company September, 1998 - July, 1999; Senior
                                                Vice President Finance and CFO of Cracker
                                                Barrel Old Country Store, Inc., December,
                                                1995 - September, 1998


There is no familial relationship among any of the directors or executive officers of the Company with the exception of Messrs. Dan W. Evins and Edgar
W. Evins, who are brothers.



                                     6

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         The Company, through a subsidiary, leases its store in Macon, Georgia, and previously leased a store in Clarksville, Tennessee, from B. F. ("Jack") Lowery, a director of the Company. Under the terms of an August 1981 agreement, Mr. Lowery purchased the land, constructed the restaurant buildings and facilities to the Company's specifications and leased each store to the Company for a 15-year term. The Company vacated the Clarksville location during fiscal year 1999. That location was leased to a new tenant in February, 2000, and the Company no longer pays rent on that site. The annual rent for the Macon store is the greater of (i) 12% of the total initial cost of the land, buildings and improvements, or (ii) 5% of the total restaurant sales plus 3% of the gift shop sales. Taxes, insurance and maintenance are paid by the Company. The Macon lease expires on June 1, 2001 with two 10-year options remaining. During the fiscal year ended July 28, 2000, a Company subsidiary paid a total of $278,527 in lease payments to Mr. Lowery.

         The Company uses the services of Corporate Communications, Inc., a financial public relations firm in Nashville, Tennessee, of which Charles E. Jones, Jr., a director of the Company, is president and the major shareholder. During the past fiscal year, the Company paid $24,000 to Corporate Communications, Inc. for services, plus reimbursement of direct expenses including design, preparation and distribution of the Company's annual report, proxy materials, and quarterly reports.

         The Company and its subsidiaries also use the services of Fleishman-Hillard, Inc., a national public relations firm, in connection with its product and service marketing efforts and in connection with litigation response and general Company reputation public relations activities. Martha
M. Mitchell, a director, is a Senior Partner in that firm. During the past fiscal year, the Company, or its subsidiaries, paid $362,515 to Fleishman-Hillard for its consulting services, including corporate media consulting and response, new store openings, concept marketing and the Cracker Barrel Old Country Store 30th Anniversary events, plus reimbursement of direct expenses.

         Each of these transactions was negotiated by the Company on an arms-length basis. Management believes that these transactions are fair and reasonable and that their terms are no less favorable than could be obtained from unaffiliated persons.

COMMITTEES AND MEETINGS

         During the fiscal year ended July 28, 2000, the Board of Directors held 8 meetings. No incumbent director attended fewer than 75% of the total of all meetings of the Board and all committees on which he or she served in fiscal 2000.

         Pursuant to Section 1.03 of the Company's Bylaws, the Board of Directors may appoint, from its own membership, an Executive Committee. The Board may determine the powers and duties of the Executive Committee which may include "all the authority of the Board of Directors," except as expressly proscribed by applicable law. The Board of Directors may also appoint other committees, and during fiscal 2000, it appointed: Audit, Compensation and Stock Option, Executive and Nominating committees.


                                  7

         The Audit Committee currently is composed of Robert C. Hilton, Chairman, Charles E. Jones, Jr., Gordon L. Miller and Jimmie D. White. This committee, which met 2 times during fiscal year 2000, acts as the Board's liaison with outside auditors, receives information with respect to the status of the Company's financial condition and the effectiveness of its internal controls with respect to financial matters. This committee also reviews the Company's internal accounting controls and systems, and the results of the Company's annual audit and the Company's accounting policies and any change in those policies.

         On May 25, 2000, the Company Board of Directors adopted a new Audit Committee Charter intended to comply with new SEC rules. The Charter provides that the Audit Committee must be comprised of not less than 3 independent directors, who are able to read and understand financial statements, and that at least 1 committee member must have financial sophistication. The Audit Committee complies with those requirements. A copy of the Company's Audit Committee Charter is included as Appendix A to this Proxy Statement.

         The members of the Audit Committee are each independent because:

         - no member is currently employed, and none has been employed in past 3 years, by the Company;

         - no member has received compensation in excess of $60,000, except for board service, retirement benefits or non-discretionary compensation;

         - the Company has made no payments to, nor received payments from, a company affiliated with a committee member in excess of 5% of gross revenues or $200,000, whichever is more, in any of past 3 years;

         - no member has an immediate family member serving as an executive officer currently or in past 3 years; and

         - no member is employed as an executive of another entity where any executive of the Company serves on that entity's compensation committee.

         The Compensation and Stock Option Committee currently is composed of Dr. James C. Bradshaw, Robert V. Dale, Chairman, Edgar W. Evins, Robert C. Hilton and Martha M. Mitchell. This committee, which met as 2 separate committees until October of 2000, met a total of 4 times during fiscal 2000. The committee reviews and recommends to the Board of Directors the salaries, bonuses and other cash compensation of the executive officers and other senior managers of the Company and it reviews the Company's business plan with respect to option grants. The committee also is responsible for the administration of the Company's 1987 Stock Option Plan, its current Amended and Restated Stock Option Plan and its 2000 Non-Executive Stock Option Plan. The committee also reviews management's performance, particularly with respect to financial goals for the concluding fiscal year, and the Committee reviews and approves the Company's proposed



                                     8

compensation plan, including objective criteria affecting the bonus opportunities of senior management, for the upcoming fiscal year.

         The Executive Committee currently is composed of Robert V. Dale, Dan
W. Evins, Charles E. Jones, Jr., B.F. ("Jack") Lowery, Chairman, Martha M. Mitchell and Michael A. Woodhouse. Generally, the Executive Committee meets on a regular basis in months during which the Board of Directors does not meet as a whole. It also meets at the call of the Chairman of the Board, and it can be expected that the Committee will meet from time to time during any fiscal year of the Company when the timing of certain actions contemplated by the Company makes it appropriate to convene the Executive Committee rather than the entire Board of Directors. The Executive Committee met 7 times during fiscal 2000.

         The Nominating Committee currently is composed of Robert V. Dale, Chairman, Dan W. Evins, Robert C. Hilton, Charles E. Jones, Jr., Charles T. Lowe, Jr. and B.F. ("Jack") Lowery. The Nominating Committee met once during fiscal 2000. It makes recommendations to the Board of Directors for a slate of nominees to serve as directors prior to each Annual Meeting of shareholders. The Nominating Committee will consider nominees recommended in writing by shareholders who submit director nominations to the Company prior to the annual deadline for submission of shareholder proposals. See "Submission of Shareholder Proposals" later in this document.

DIRECTOR COMPENSATION

         The Company pays to each of its outside directors an annual retainer of $20,000 plus $1,000 as a director's fee for each Board meeting attended. Outside directors receive a fee of $1,000 for each committee meeting attended. The chairperson of each committee receives an additional fee of $200 for each committee meeting attended. The Company reimburses all outside directors for out-of-pocket expenses incurred in connection with attendance at meetings. Directors who are also employees of the Company are not paid director's fees or a retainer.

              SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
                                 MANAGEMENT

         As reported to the Company, as of September 29, 2000, there were no direct or indirect beneficial owners of more than 5% of our Common Stock.

         The following information pertains to Common Stock beneficially owned, directly or indirectly, by all directors and nominees, by the Chief Executive Officer and the 4 other most highly compensated executive officers who served in those capacities during the preceding fiscal year (the "Named Executive Officers"), and by all directors, director nominees, and all executive officers as a group, as of September 29, 2000. Unless otherwise noted, the named persons may be contacted at the Company's executive offices, and they have sole voting and investment power with respect to the shares indicated.



                                    9



NAMES OF                          AMOUNT AND NATURE OF           PERCENT OF CLASS
BENEFICIAL OWNERS                 BENEFICIAL OWNERSHIP(1)         (COMMON STOCK)
---------------------------------------------------------------------------------
James F. Blackstock                      55,522                       *
James C. Bradshaw (2)                   545,719                       1.0%
Robert V. Dale                           79,416                       *
Dan W. Evins                            993,323                       1.7%
Edgar W. Evins   (3)                     70,160                       *
Robert C. Hilton                        101,299                       *
Charles E. Jones, Jr.                   102,761                       *
Peter W. Kehayes                         37,368                       *
Charles T. Lowe, Jr. (4)                905,009                       1.6%
B. F. ("Jack") Lowery                   250,125                       *
Gordon L. Miller (5)                    167,167                       *
Martha M. Mitchell                       42,072                       *
Jimmie D. White                          23,340                       *
Lawrence E. White                        16,795                       *
Michael A. Woodhouse                    193,761                       *

All Officers and Directors
as a group (16 persons)               3,608,837                       6.0%


*Less than one percent

(1) Includes the following number of shares subject to options exercisable by the named holders within 60 days:

         James F. Blackstock    53,722    Charles T. Lowe, Jr.        66,734
         James C. Bradshaw     142,670    B. F. ("Jack") Lowery      142,670
         Robert V. Dale         66,734    Gordon L. Miller            66,734
         Dan W. Evins          483,323    Martha M. Mitchell          41,422
         Edgar W. Evins         66,734    Jimmie D. White                  0
         Robert C. Hilton       92,046    Lawrence E. White           11,795
         Charles E. Jones, Jr.  92,046    Michael A. Woodhouse       185,461
         Peter W. Kehayes       36,668

         All Officers and Directors as a group (16 persons)        1,516,866

         The shares described in this note are considered outstanding for the purpose of computing the percentage of outstanding Common Stock owned by each named individual and by the group. They are not considered outstanding for the purpose of computing the percentage ownership of any other person.

(2) Includes 403,049 shares owned jointly with spouse, with whom voting and investment power is shared.

(3) Includes 223 shares owned by Mr. Evins' wife in her SEP, for which voting and investment power is shared.

(4) Includes 43,491 shares owned by Mr. Lowe's wife, for which voting and investment power is shared.

(5) Includes 12,600 shares owned jointly with spouse, with whom voting and investment power is shared.



                                    10

         REPORT OF THE COMPENSATION AND STOCK OPTION COMMITTEE OF
             THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

         GENERAL INFORMATION. The Company's compensation policies for the executive officers and other senior management personnel of the Company and its subsidiaries are administered by the Compensation and Stock Option Committee of the Board of Directors. All members of this committee are outside, non-employee directors. The Compensation and Stock Option Committee recommends to the Board of Directors the salaries and bonus plan for the executive officers, and it administers the stock option plans pursuant to which all employee stock options are granted.

         The primary components of executive compensation are base salary, bonus and longer-term incentives such as stock options. Total compensation is generally targeted to be competitive at not less than the 75th percentile of the market for positions of similar responsibilities. The Company considers it necessary and appropriate to position compensation packages at these levels to attract, retain and motivate executives and other key management personnel with the essential qualifications for managing the Company's operations and growth.

         Section 162(m) of the Internal Revenue Code limits deductibility of certain compensation for the chief executive officer and the 4 other highest paid executive officers to $1,000,000 per year, unless certain requirements are met. The policy of the Company is generally to design its compensation plans and programs to ensure full deductibility. The Compensation and Stock Option Committee attempts to balance this policy with compensation programs designed to motivate management to maximize shareholder value in the Company. If this committee determines that the interests of the shareholders are best served by the implementation of compensation policies that are affected by
Section 162(m), Company policies do not restrict the committee from exercising discretion in approving compensation packages even though that flexibility may result in certain non-deductible compensation expenses.

         BASE SALARY. In setting the fiscal 2000 base salary for each executive officer, the previous Compensation Committee reviewed the then-current salary for each of the officers in relation to average salaries within the industry for comparable areas of responsibility as presented in a report prepared for the Company by independent executive compensation consultants. In addition, the Compensation Committee considered the contribution made by each executive officer during fiscal 1999, as reported by the Chief Executive Officer, and it considered salary recommendations made by the Chief Executive Officer, based on information prepared by management, for the executive officers other than the Chairman and Chief Executive Officer, Dan W. Evins. Except for recommendations from management, the Compensation Committee employed procedures similar to those used for each of the other executive officers to determine the fiscal 2000 salary for Dan W. Evins.

         BONUS. The previous Compensation Committee had determined that the financial performance of the Company should be a significant factor in rewarding its executive officers. The current Compensation and Stock Option Committee continues that policy. In



                                    11

July of each year, the Compensation and Stock Option Committee will review the expected financial performance of the Company for the concluding fiscal year and considers the internal budget established for the next fiscal year in setting certain financial goals and specific objective criteria for executive officer bonuses.

         In fiscal 2000, the Company and its Cracker Barrel Old Country Store, Inc. subsidiary operated pursuant to a Management Incentive Plan ("MIP") affecting executive officers and senior managers. The purpose of the Management Incentive Plan is to link individual job performance and resulting compensation to the financial performance of the Company. This ensures that all participants are encouraged to achieve individual goals while remaining focused on the Company's overall financial results. The Plan is also designed to ensure that participants' financial interests remain directly tied to those of the Company's shareholders. A participant's target bonus percentage varies based on salary grade level.

         Generally, bonus awards are calculated based on the following factors: (i) Company or operating unit financial results compared to the Company or operating unit business plan, (ii) the individual's performance against his or her stated goals, (iii) the individual's fiscal year base salary amount, and (iv) the individual's target bonus percentage. Maximum bonus percentages available to executive officers range from 120% to 225% of base salary (225% for Mr. Evins, 180% for Mr. Woodhouse, 150 % for Mr. White, 120% for Mr. Blackstock and 120% for Mr. Kehayes).

         No cash bonuses were paid under the bonus plan for fiscal 2000 to Mr. Evins, Mr. Woodhouse, Mr. White or Mr. Blackstock, however, subsequent to fiscal year end, the Board of Directors determined to recognize improved Company performance achieved during the second half of fiscal 2000, and granted a 1-time special performance award to MIP employees, including those executive officers. Pursuant to that special award, payments were made as follows: Mr. Evins, $270,270; Mr. Woodhouse, $197,610; and Mr. Blackstock, $61,815. Mr. White received a payment of $120,000 pursuant to his offer of employment. Mr. Kehayes was paid $181,840 under the bonus plan for fiscal 2000 based upon the operating results at Logan's Roadhouse.

         LONG-TERM INCENTIVES. During fiscal year 2000, this Committee reviewed and recommended, and the Board of Directors adopted, a long-term incentive program for executive officers. The program is designed to recognize market effects on senior management compensation, to foster a long-term commitment to the Company and its subsidiaries, to encourage future performance which contributes to stock price appreciation, and to provide a comprehensive method of compensating executive officers while balancing costs to the Company. An officer's long-term incentive is comprised of 2 parts: stock options and a separate "Cash Opportunity Award."

         ANNUAL STOCK OPTIONS. In contrast to salary and bonus awards, which are generally for past effort and performance, annual stock options are intended to engender loyalty and commitment to the Company and its subsidiaries and to encourage future performance which contributes to stock price appreciation. They are granted at an exercise price which



                                  12

is equal to the closing market price of Common Stock on the day before the date of grant, and therefore have no realizable value to the option holder until the stock trading price increases. The Company generally has granted nonqualified stock options annually, and those awards are based on targets and valuations recommended by an independent, outside compensation consultant. In recent years, the Company has extended option grants down into the organization as far as the top hourly employee positions in its Cracker Barrel stores.

         CASH OPPORTUNITY AWARD. The Cash Opportunity Award is comprised of a tandem cash and stock option award. The Cash Opportunity Award is designed to focus specifically on employee retention. It vests entirely 5 years after the award grant date, at the end of fiscal year 2004, but it may vest earlier at 3 or 4 years, upon achievement of specified Company performance goals. This earlier vesting can be achieved only if the Company reaches Total Shareholder Return goals (or for subsidiary executives, Operating Income Goals) specified by the Board of Directors when this program was adopted.
The cash portion of the Cash Opportunity Award will not increase over the 5-year period, but the cash amount will be reduced proportionately if the price of Common Stock on the vesting date is less than $13.0625 (the stock price as of the award grant date). The stock options granted under the Cash Opportunity Award have an exercise price of $13.0625, and they will expire 6 months after the date they vest. For example, these options will expire January 31, 2005, if they vest at the end of fiscal year 2004.

                              Compensation and Stock Option Committee
                              ---------------------------------------

                                       Robert V. Dale, Chairman
                                       Dr. James C. Bradshaw
                                       Edgar W. Evins
                                       Robert C. Hilton
                                       Martha M. Mitchell




                                  13

                         STOCK PERFORMANCE GRAPH

         The following graph sets forth the yearly percentage change in the cumulative total shareholder return on Company Common Stock during the preceding 5 years, ended July 31, 2000, compared with the Standard & Poor's 400 MidCap Index and a Total Return Index comprised of all NASDAQ companies with the same two-digit SIC (Standard Industrial Classification) code (58 - Eating and Drinking Places) as the Company.

                            1995    1996    1997    1998    1999    2000
                            --------------------------------------------
CBRL                        100     101     137     144      72      57
NASDAQ (SIC Code 58XX)      100      99     101     100      96      83
S&P 400 MIDCAP              100     106     152     167     196     236


                          EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE.

         The following table sets forth information concerning the compensation of the Named Executive Officers.

                                                          LONG TERM COMPENSATION
                                                          ----------------------

                                                                       SECURITIES
                              ANNUAL COMPENSATION         RESTRICTED   UNDERLYING
NAME AND                      -------------------           STOCK       OPTIONS       ALL OTHER
PRINCIPAL POSITION       YEAR       SALARY       BONUS     AWARDS(1)    GRANTED    COMPENSATION(2)
------------------       ----       ------       -----     ---------    -------    ---------------
DAN W. EVINS             2000      $400,400    $270,270(4)     --       237,340       $276,553
Chairman of the Board    1999      $400,400        --          --       132,525       $ 34,165
and Chief Executive      1998      $385,000    $536,669        --        40,000       $ 33,316
Officer $400,400

MICHAEL A. WOODHOUSE     2000      $365,945    $197,610(4)  $249,688    129,814       $151,724
President and Chief      1999      $240,240        --          --       164,812       $ 19,525
Operating Officer        1998      $231,000    $257,601        --        25,000       $ 17,610

LAWRENCE E. WHITE (3)    2000      $203,636    $120,000(4)     --        68,489       $194,982
Senior Vice President,
Finance and Chief
Financial Officer

JAMES F. BLACKSTOCK      2000      $198,667    $ 61,815(4)     --        47,800       $ 54,220
Senior Vice President    1999      $168,000        --          --        26,172       $  6,936
and General Counsel,     1998      $150,000    $104,112        --        14,000       $  3,386
Corporate Secretary

PETER W. KEHAYES(5)      2000      $248,076    $181,840     $237,203     99,450       $ 71,055
President and Chief      1999      $ 84,616    $ 75,000        --        70,000           --
Operating Officer of
Logan's Roadhouse, Inc.


(1) July 27, 2000, the date the Company's Board of Directors promoted Mr. Woodhouse to President of CBRL Group, Inc., he received a restricted stock award of 20,000 shares worth $249,688, based on the value of Common Stock on July 27, 2000. These shares vest 100% after 5 years, and based on the value of the Common Stock at the end of fiscal 2000, were worth $240,000. No dividends are paid on these restricted shares until the shares actually vest. On July 27, 2000, Mr. Kehayes received a restricted stock award of 19,000 shares worth $237,203, based on the value of Common Stock on July 27, 2000. These shares vest 50% after 2 years and the remainder after 5 years, and based on the value of the Common Stock at the end of fiscal 2000, were worth $228,000. No dividends are paid on these restricted shares until the shares actually vest.

(2) Includes premiums paid on Life and Disability insurance for coverage above that available to all salaried employees generally of $37,723 for Mr. Evins, $19,030 for Mr. Woodhouse, $1,816 for Mr. White, and $3,495 for Mr. Blackstock; relocation expenses paid by the Company for Mr. White of $55,526; and the Company's contributions to its 401(k) Employee Savings Plan and any deferred compensation plan for each



                                    15

         Named Executive Officer in fiscal 2000. Other annual compensation also includes a $66,666 signing bonus for Mr. White, compensating him for the loss of one of three installments under a retention bonus plan payable by his former employer. In addition, certain long-term incentive cash awards were granted, in tandem with certain stock options, to the named executive officers. These awards are designed to result in a long-term commitment to the Company, and therefore, these awards cliff vest at the end of fiscal year 2004, 5 years after the grant (subject to earlier 3 or 4 year vesting upon accomplishment of specified Company performance goals). These cash awards may not be greater than the originally specified amounts, but they could be reduced if the share price of Common Stock declines. While none of these cash amounts or options have vested during fiscal year 2000, the following cash amounts were accrued for each officer: Mr. Evins, $237,078; Mr. Woodhouse, $129,672; Mr. White, $68,274; Mr.
         Blackstock, $47,745; and Mr. Kehayes, $71,055.

(3)      Mr. White joined the Company in September, 1999.

(4) A special one-time performance award, separate from the existing bonus plan, except for Mr. White, whose bonus was guaranteed as part of his offer of employment to partially compensate him for the loss of bonuses from his former employer.

(5) The Company purchased Logan's Roadhouse, Inc. on February 16, 1999. The amount shown as compensation during 1999 represents Mr. Kehayes' compensation from the date of the acquisition through July 30, 1999, the last day of the fiscal year.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR END OPTION
VALUES

         The following table sets forth the number and value of unexercised options held by the Named Executive Officers at fiscal year end. There were no options exercised during the fiscal year ended July 28, 2000 by the Named Executive Officers.

                         NUMBER OF SECURITIES UNDERLYING    VALUE OF UNEXERCISED IN-THE
                          UNEXERCISED OPTIONS AT FY-END      MONEY OPTIONS AT FY-END(1)
                          -----------------------------      --------------------------

NAME                      EXERCISABLE     UNEXERCISABLE     EXERCISABLE     UNEXERCISABLE
----                      -----------     -------------     -----------     -------------
Dan W. Evins                409,192          290,673             $0               $0


Michael A. Woodhouse        144,813          244,813             $0               $0


Lawrence E. White              0              68,489             $0               $0


James F. Blackstock          36,172           61,800             $0               $0


Peter W. Kehayes             23,334          146,116             $0             $64,063


(1) The last trade of Common Stock, as reported by Nasdaq on July 28, 2000, was at $12.00. That price was used in calculating the value of unexercised options.



                                      16

OPTION GRANTS DURING FISCAL YEAR ENDED JULY 28, 2000.

The following table sets forth all options to acquire shares of Common Stock granted to the Named Executive Officers during the fiscal year ended July 28, 2000.

                                INDIVIDUAL GRANTS (1)
                                ---------------------
                                                                        POTENTIAL REALIZABLE VALUE
                 NUMBER OF   % OF TOTAL                                  AT ASSUMED ANNUAL RATES
                 SECURITIES  OPTIONS                                   OF STOCK PRICE APPRECIATION
                 UNDERLYING  GRANTED TO     EXERCISE OR                     FOR OPTION TERM (2)
                 OPTIONS     EMPLOYEES IN   BASE PRICE    EXPIRATION        -------------------
NAME             GRANTED     FISCAL YEAR     $/SHARE         DATE           5%              10%
----             -------     -----------     --------        ----           --              ---
Dan W. Evins     122,393        3.8%         $14.3125      09-30-09      $1,101,666      $2,791,838
                 114,947(3)     3.5%         $13.0625      01-31-05         838,094      $2,123,896

Michael A.        66,943        2.1%         $14.3125      09-30-09      $  602,558      $1,526,999
Woodhouse         62,871(3)     1.9%         $13.0625      01-31-05      $  516,481      $1,308,865

Lawrence E.       35,385        1.1%         $14.3125      09-30-09      $  318,502      $  807,147
White             33,104(3)     1.0%         $13.0625      01-31-05      $  271,947      $  689,168

James F.          24,650        0.8%         $14.3125      09-30-09      $  221,876      $  562,277
Blackstock        23,150(3)     0.7%         $13.0625      01-31-05      $  190,176      $  481,943

Peter W. Kehayes  40,000        1.2%         $14.3125      09-30-09      $  360,042      $  912,418
                  34,450(3)     1.1%         $13.0625      01-31-05      $  283,005      $  717,189
                  25,000        0.8%         $ 9.4375      03-31-10      $ 148,380       $  376,024


(1) The exercise price of the options granted is equal to the closing market price during normal trading hours of Common Stock on the day before the date of grant. Options generally vest and become exercisable at a cumulative rate of 33-1/3% per year, except as noted in footnote (3). In addition, all remaining stock options vest upon a defined change in control of the Company.

(2) The potential realizable values illustrate values that might be realized upon exercise immediately prior to the expiration of the term of these options using 5% and 10% appreciation rates from the price at the date of the grant (which is equal to the exercise price), as required by the SEC, compounded annually. These values do not, and are not intended to, forecast possible future appreciation, if any, of the Company's stock price. Additionally, these values do not take into consideration the provisions of the options providing for vesting over a period of years or termination of options following termination of employment.

(3) Long Term Incentive Options, with 5-year cliff vesting at the end of fiscal year 2004, subject to earlier 3 or 4 year vesting upon accomplishment of specified Company performance goals. These options have an exercise price of $13.0625, and they will expire 6 months after they vest.



                                   17

EXECUTIVE EMPLOYMENT AGREEMENTS

         An employment agreement exists with Dan W. Evins (Chairman and Chief Executive Officer) which, upon the occurrence of certain events, authorizes a severance payment equal to approximately three times his annual salary in effect on the date of termination. Although not intended primarily as a standard employment contract, the agreement does provide for payment of a specified annual salary which shall not be decreased, and which may be increased from time to time. This agreement does not preclude Mr. Evins' from participating in any other Company benefit plans or arrangements. Under the agreement, Mr. Evins may terminate his employment and receive the three-year severance payment if there is a "change in control of the Company" (as defined in the agreement), accompanied by: (1) a decrease in his base salary or bonus percentage; or (2) a reduction in the importance of his job responsibilities; or (3) a geographical relocation without his consent. The three-year severance payment shall also be made to Mr. Evins if the Company breaches the terms of the agreement. The employment agreement also describes rights to compensation if Mr. Evins' employment is terminated or suspended due to death, disability, poor performance or wrongful activities.

         Mr. Keyhayes' employment agreement with Logan's Roadhouse, Inc. ("Logan's") expires on January 14, 2002. Pursuant to this agreement, the Compensation Committee determines Mr. Keyhayes' base salary. This committee, however, may not decrease Mr. Keyhayes' base salary below $200,000 per year. Bonuses for Mr. Keyhayes are determined in accordance with Logan's executive bonus plan (now the Company's normal executive bonus plan).

         If Mr. Keyhayes' employment is terminated without cause, he will receive severance pay equal to his base salary for 12 months. Mr. Keyhayes also will receive a bonus based upon the average bonus that he received over the 24 months preceding his termination. If Mr. Keyhayes' employment is terminated without cause, all stock options held by Mr. Keyhayes will become fully vested and exercisable in accordance with their terms for a minimum of 90 days, and his benefits under our benefit plans will continue for 12 months.

         If Mr. Keyhayes voluntarily resigns or is terminated for cause (as defined in the Agreement), he will not be entitled to severance payments under the agreement and all stock options that are not vested prior to the effective date of the termination will lapse and be void. Mr. Keyhayes' employment agreement terminates upon his death or disability and he is entitled to certain benefits in the event of his termination resulting from disability. The agreement also contains a covenant by Mr. Keyhayes not to disclose any of our confidential information or trade secrets and provides that, in the event of his termination for cause or his resignation, Mr. Keyhayes may not compete with Logan's within the 48 contiguous United States for one year. Although Mr. Keyhayes' employment agreement also contains certain provisions relating to a change in control of Logan's, those provisions are substantially superseded by Mr. Keyhayes' change in control agreement described below.



                                 18

CHANGE IN CONTROL AGREEMENTS

         On September 30, 1999, the Company Board of Directors approved a plan responding to change in control issues. The plan is based on recommendations from an independent, outside compensation consultant and is designed to encourage retention of key employees. Generally, senior officers and other key personnel in the Company and its subsidiaries have been provided agreements stating that upon a "change in control," they will receive specified salary payments and other benefits. For the named executive officers, change in control is defined to include certain circumstances in which a person becomes the beneficial owner of securities representing 20% or more of the combined voting power of the Company, a majority of the Board changes within a 2-year period, or a merger, consolidation or reorganization of the Company occurs. In addition, these officers will receive the specified benefits if after a change in control, there is (a) a material change in duties and responsibilities resulting in the assignment of duties and responsibilities inferior to the duties and responsibilities in effect at the time of change in control, (b) a reduction in salary or a material change in benefits (excluding discretionary bonuses), or (c) a change in the location of work assignments from the location at the time of a change in control to any other location that is further than 50 miles away. For the Named Executive Officers of the Company, the salary payments will be 2.00 or
2.99 times the average salary and bonus for the 3 years prior to a change in control (including, when required, a gross-up payment to cover excise taxes), and benefits will include continuation of and payments for health benefits for a 2-year period.


            PROPOSAL 2 -- APPROVAL OF APPOINTMENT OF AUDITORS

         The Board of Directors has selected and appointed Deloitte & Touche LLP as independent auditors of the Company for the 2001 fiscal year, subject to shareholder approval. Deloitte & Touche LLP has served as the Company's independent auditors since the fiscal year ended July 31, 1973. A representative of Deloitte & Touche LLP is expected to be present at the Annual Meeting with the opportunity to make a statement, if the representative desires, and to be available to respond to appropriate questions.

         For adoption of this proposal, the votes cast favoring the proposal must exceed the votes cast opposing it. THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE PROPOSAL. PROXIES, UNLESS THEY CONTAIN CONTRARY WRITTEN INSTRUCTIONS, WILL BE VOTED "FOR" THE PROPOSAL.


                    SUBMISSION OF SHAREHOLDER PROPOSALS

         Shareholder proposals intended to be presented at the Company's 2001 annual meeting must be received by the Company's Secretary no later than June 27, 2001 to be eligible for inclusion in the Company's proxy statement and form of proxy related to that meeting. Shareholder proposals should be sent to: Corporate Secretary, CBRL Group, Inc., P.O. Box 787, Hartmann Drive, Lebanon, Tennessee 37088-0787. If the Company



                                  19

does not receive notice of any other matter that a shareholder wishes to present at the 2001 annual meeting by September 9, 2001, and a matter is raised at that meeting, the holders of the proxy for that meeting will have authority to vote on the matter in accordance with their best judgment and discretion, without any discussion of the proposal in the Proxy Statement for the 2001 annual meeting. The Company may exercise discretionary voting authority under proxies solicited by it for the 2001 annual meeting of Shareholders if it receives notice of a proposed non-Rule 14a-8 shareholder action after September 9, 2001.


                  ANNUAL REPORT AND FINANCIAL INFORMATION

         A copy of the Company's Annual Report to Shareholders for fiscal year 2000 is being mailed to each shareholder with this Proxy Statement. A COPY
OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K, AND A LIST OF ALL ITS EXHIBITS, WILL BE SUPPLIED WITHOUT CHARGE TO ANY SHAREHOLDER UPON WRITTEN REQUEST TO
THE COMPANY AT ITS PRINCIPAL EXECUTIVE OFFICES: CBRL GROUP, INC., ATTENTION:
INVESTOR RELATIONS, P.O. BOX 787, LEBANON, TENNESSEE 37088-0787. EXHIBITS TO THE FORM 10-K ARE AVAILABLE FOR A REASONABLE FEE.


                             OTHER BUSINESS

         It is not anticipated that any other business will arise during the Annual Meeting. Company management has no other business to present and does not know that any other person will present any other business. However, if any other business properly comes before the shareholders for a vote at the meeting, proxy holders will vote your shares in accordance with their best judgment.


                               By Order of the Board of Directors



                               James F. Blackstock
                               Secretary





                                  20

                                 APPENDIX A
                          AUDIT COMMITTEE CHARTER

                                                                  APPENDIX A

                            CBRL GROUP, INC.
                        AUDIT COMMITTEE CHARTER
                        -----------------------


1.       BACKGROUND.
         ----------

         Pursuant to Section 48-18-206 of the Tennessee Business Corporation Act, and subject to the specific provisions of the corporation' s Bylaws, the Board of Directors (the "Board") of CBRL Group, Inc. (the "Company") may create one or more committees and each committee may consist of one or more members. All members of committees of the Board of Directors which exercise the powers of the Board must be members of the Board, and they serve at the pleasure of the Board of Directors.

2.       ORGANIZATION.
         ------------

         There shall be a committee of the Board known as the Audit Committee. The Audit Committee shall consist of not less than 3 directors who are independent of the management of the Company and are free of any relationship that could interfere with the exercise of independent judgment as Committee members. All members of the Audit Committee shall be able to read and understand fundamental financial statements, and at least one member of the Audit Committee shall have accounting or related financial management experience or professional expertise. The Board shall appoint the Audit Committee members and its Chairperson, on recommendation of the Nominating Committee, and the Board shall review the appointments annually. The Audit Committee shall operate in accordance with the Bylaws of the Company.

3.       PURPOSE.
         -------

         3.01 OVERSIGHT AND LIAISON. The Audit Committee shall engage in oversight of the Company's financial reporting and internal controls. The Audit Committee acts as the Board's liaison with the Company's outside auditors, provides an independent, direct communication between the Board, the internal audit department and the independent accountants, and receives and reviews confidential and candid information with respect to the status of the Company's financial condition and the effectiveness of its internal controls with respect to financial matters. In discharging its responsibilities, the Audit Committee shall have direct access to the Company's financial, legal and other advisors and staff. The Audit Committee shall also maintain open communications among the Board, the Company's independent and internal auditors, and Company management.

         3.02 LIMITED SCOPE. This Charter is not intended to, and it does not, impose on the Audit Committee any duties other than those required by applicable law and regulations and applicable stock exchange rules. It is not the Audit Committee's role or duty to conduct audits, to determine that the Company's financial statements are complete and accurate, to resolve disputes between management and auditors, to otherwise act in the role of independent auditors, or to generally assure compliance with laws or regulations.

4.       POWERS.
         ------

         The Audit Committee has the authority to gather any information appropriate in fulfilling its responsibilities, and it has direct access to the independent auditors as well as all Company personnel. The Audit Committee has the power and authority to engage, at the Company's expense, and subject to Board approval, accountants, legal counsel or other consultants, experts or advisors to assist the Audit Committee and to conduct independent investigations, as the Audit Committee considers necessary in the performance of its duties.

5.       MEETINGS.
         --------

         The Audit Committee shall meet at least 5 times annually, or more frequently when appropriate or necessary. The Committee Chairperson shall prepare or approve an agenda in advance of each meeting. The Audit Committee should meet privately in executive session at least annually with management, the director of the internal audit department, the independent auditors, and as a committee to discuss any matters that the Audit Committee or each of these groups believe should be discussed. In addition, the Audit Committee should communicate with management and the independent auditors quarterly to discuss the Company' s financial statements and any significant findings based upon the auditors' limited review procedures.

6.       AUDIT COMMITTEE RESPONSIBILITIES AND DUTIES.
         -------------------------------------------

         When appropriate, the Audit Committee will, without limitation to the listed matters, engage in the following activities:

         a.      REVIEW PROCEDURES.
                 -----------------

         (1) Submit the Charter to the Board of Directors for approval, and review and reassess the adequacy of this Charter at least annually. Include the Charter as an appendix to the Company's proxy statement at least every 3 years, in accordance with Securities and Exchange Commission ("SEC") regulations.

         (2) Review the Company's annual audited financial statements and discuss with management and the independent auditors all significant issues regarding accounting principles, practices and judgments, prior to filing or distribution of those statements. Specifically, review the results of each audit, including any qualifications in the independent auditors' opinion, any related management letter, management's responses to recommendations made by the independent auditors in connection with the audit, reports submitted to the Committee by the internal audit department that are material to the Company as a whole, and management's responses to the those reports. Recommend to the Board of Directors whether or not the audited financial statements should be included in the Company's annual report on Form 10-K.

         (3) Require the independent auditors to perform timely reviews of the Company's quarterly financial results prior to the release of earnings, and discuss the Company's annual and quarterly financial statements with the independent auditors prior to filing or distribution.

         (4) Consider the independent auditors' judgments about the quality and appropriateness of the Company's accounting principles as applied in its financial reporting, and discuss any significant changes to the Company's accounting principles and any items required to be communicated by the independent auditors in accordance with Statement on Auditing Standards No. 61.

         (5) Review, through the independent auditors, periodic filings with the SEC; specifically, review Management's Discussion and Analysis before publication in the annual and quarterly reports, and review the Statement of Management's Responsibility for Financial Statements as signed by senior management and included in any published document.

         b.      INDEPENDENT AUDITORS.
                 --------------------

         (1) The independent auditors are ultimately accountable to the Audit Committee and the Board of Directors. The Audit Committee shall review and, when appropriate, approve the terms of engagement and the fees and other significant compensation to be paid to the independent auditors. The Audit Committee shall also review the independence and performance of the auditors and annually recommend to the Board of Directors and approve the appointment of the independent auditors, or recommend and approve any discharge of auditors.

         (2) On an annual basis, the Audit Committee should review and discuss with the independent auditors the written independence disclosures required by Independence Standards Board Statement No. 1 and the auditors' independence, including all significant relationships they have with the Company that could impair their independence.

         (3) Meet with the independent auditors and financial management of the Company during the planning of each annual audit to review the audit plan and to discuss the scope of the audit, staffing, locations, reliance upon management, and the internal and general audit procedures to be used, and accounting principles and practices to be followed when preparing the Company's financial statements.

         (4) When necessary or appropriate, meet with the internal and independent auditors without members of management present. Among the items to be discussed in these meetings are the independent auditors' evaluation of the Company's financial, accounting, and auditing personnel, and the cooperation that the independent auditors received during the course of the audit.

         (5) In consultation with the Company's independent auditors and the senior internal audit executive, review and consider the adequacy and effectiveness of the Company's internal accounting and financial controls in order to ensure that these controls are designed to provide reasonable assurance that the Company's publicly reported financial statements are presented fairly and in conformity with generally accepted accounting principles.

Particular emphasis should be given to the adequacy of internal controls to expose any payments, transactions, or procedures that might be deemed illegal or otherwise improper.

         c.      INTERNAL AUDIT AND LIMITED LEGAL COMPLIANCE.
                 -------------------------------------------

         (1) Review the appointment, performance and termination or replacement of the Company's senior internal audit executive.

         (2) Review the internal audit function of the Company, including the independence and authority of its participants and their reporting obligations, the proposed internal audit plans for the coming year, and the coordination of those plans with the external audit.

         (3) Receive, at least annually, a summary of findings from complete d internal audits and an internal audit progress report, with explanations for any deviations from the original plan, and review significant reports prepared by the internal audit department, together with management's responses and follow-up to the reports.

         (4) Whenever appropriate, at least annually, review with the Company's legal counsel any inquiries received from regulators or governmental agencies and any legal matters or proceedings that could have a significant impact on the Company's financial statements or its compliance with applicable laws and regulations.

         d.      OTHER DUTIES.
                 ------------

         (1) Report annually through the Board to the shareholders, in the Company's annual proxy statement, the existence of the Audit Committee, the responsibilities assigned to it by the Board, the independence of its members and the manner in which the Committee has fulfilled its duties, as required by the SEC.

         (2) Annually review a summary of directors' and officers' related-party transactions and potential conflicts of interest, and review policies and procedures, as well as any specific audit results, associated with directors' and officers' expense accounts and perquisites.

         (3) Review the procedures established to monitor compliance by the Company with any loan and indenture covenants and restrictions.

         (4) Maintain minutes of meetings and periodically report to the Board of Directors on significant Audit Committee activities.

7.       EFFECTIVE DATE AND CHARTER AMENDMENTS.
         -------------------------------------

         This Charter is effective as of the date it is adopted by the Board, and it will remain in effect until modified, superseded or cancelled by appropriate Board action. This Charter may be amended at any time by the Board in accordance with the Charter and Bylaws of the Company.

                                 APPENDIX B
                              FORM OF PROXY CARD

                                                               APPENDIX B

                             CBRL GROUP, INC.

  PROXY SOLICITED BY AND ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL
      MEETING OF SHAREHOLDERS TO BE HELD ON TUESDAY, NOVEMBER 21, 2000.

The undersigned hereby appoints Dan W. Evins and Michael A. Woodhouse, and each of them, as proxies, with full power of substitution, to vote all shares of the undersigned as shown below on this proxy at the Annual Meeting of Shareholders of CBRL Group, Inc. to be held at the Company's offices located at 305 Hartmann Drive, Lebanon, Tennessee, on Tuesday, November 21, 2000, at 10:00 a.m., Central Time, and at any adjournments of that meeting.


THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1 AND 2.

1.      TO ELECT DIRECTORS:

[  ]    FOR all of the following nominees: James C. Bradshaw, Robert V. Dale,
Dan W. Evins, Edgar W. Evins, Robert C. Hilton, Charles E. Jones, Jr., Charles T. Lowe, Jr., B.F. ("Jack") Lowery, Gordon L. Miller, Martha M. Mitchell, Jimmie D. White and Michael A. Woodhouse.

[  ]    WITHHOLD AUTHORITY (ABSTAIN) to vote for the following nominee(s)
(please print name(s)):
__________________________________________________________________

[  ]    WITHHOLD AUTHORITY (ABSTAIN) to vote for all nominees.

2. TO APPROVE THE SELECTION OF DELOITTE & TOUCHE LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR FISCAL YEAR 2001.
[  ]  FOR     [   ]  AGAINST   [  ]  WITHHOLD AUTHORITY (ABSTAIN)
                (Please date and sign this proxy below.)

3. In their discretion, to transact all other business that is properly brought before the meeting or any adjournment of the meeting.

Your shares will be voted in accordance with your instructions. IF NO CHOICE IS SPECIFIED, SHARES WILL BE VOTED FOR THE NOMINEES IN THE ELECTION OF DIRECTORS, AND FOR APPROVAL OF THE SELECTION OF DELOITTE & TOUCHE LLP AS AUDITORS.

Date _________________________________, 2000.

PLEASE SIGN HERE AND RETURN PROMPTLY

__________________________________________

__________________________________________
Please sign exactly as your name appears at left. If registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians, attorneys and corporate officers should show their full titles.

_____________________________________________________________________________
If you have changed your address, please PRINT your new address on this line.